EXHIBIT 16.1

July 14, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Healthcare AI Acquisition Corp. under Item 4.01 of its Form 8-K/A dated July 14, 2023. We agree with the statements concerning our Firm in such Form 8-K/ A; we are not in a position to agree or disagree with other statements of Healthcare AI Acquisition Corp. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP ■ 730 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ marcumllp.com